Exhibit 99.1

Alison Engel Joins Spire Global as Chief Financial Officer

Former Gannet CFO brings proven track record in financial leadership and public company governance

VIENNA, VA, March 24, 2025 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a global provider of space-based data, analytics and space services, has appointed Alison (“Ali”) Engel as its new Chief Financial Officer, effective April 1, 2025.

Ms. Engel is a seasoned public company executive with nearly two decades of experience as CFO. Most recently, she served as the CFO of LeaseAccelerator, Inc., a software as a service company, from 2023 to 2024. Prior to that, she was the CFO and treasurer of Gannet, a public diversified media company with its flagship brand USA TODAY, from 2015 to 2020, and of DallasNews Corporation (formerly A.H. Belo Corporation), a media holding company, from 2008 to 2014.

“Ali has a strong track record of steering companies through complex challenges in rapidly evolving industries,” said Theresa Condor, Spire CEO. “Her many years of experience as a public company CFO bring steady leadership in financial controls, strategic business partnership and team building. I am excited to welcome her and the wealth of experience she brings to the team at Spire.”

“Spire has established a proven infrastructure in a dynamic industry with immense opportunities for innovation and growth,” said Ms. Engel. “I look forward to working alongside Theresa and the leadership team to drive the business forward, capitalizing on these opportunities, and ultimately, improving life on Earth with data from space.”

Ms. Engel received a Master of Professional Accountancy and a bachelor’s degree in accounting from the University of Texas at Austin.

Ms. Engel will be based in the Company’s Vienna, Virginia headquarters. She replaces Thomas Krywe, interim CFO, who will remain as an executive advisor for the Company through April.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has nine offices across the U.S., Canada, UK, Luxembourg, Germany and Singapore. To learn more, visit spire.com.

Forward Looking Statements

This press release contains forward-looking statements, including information regarding management's view of Spire’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the Securities and Exchange Commission, including but not limited to, Spire’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

For Media:

Kristina Spychalski

Head of Communications

Kristina.Spychalski@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com